EXHIBIT 10.25

Amendment No. 5

To the

Master Procurement Agreement

Between

Arbinet-thexchange, Inc.

And

Tekelec

Made as of this 3lst day of March 2005, between Arbinet-thexchange, Inc., a Delaware corporation having an office at 120 Albany St. Tower II, 4th Floor, New Brunswick, NJ 08901 (“Customer”) and Tekelec, a California corporation, on behalf of itself and its majority owned subsidiary, Santera Systems Inc. having an office at 3605 East Plano Parkway, Plano, Texas 75074 (“Tekelec”).

WHEREAS, Customer and Santera Systems Inc. (“Santera”) entered into a Master Procurement Agreement dated February 20, 2003 (the “Agreement”); and

WHEREAS, Customer, Tekelec and Santera have previously executed Amendment Nos. 1, 2, 3 and 4; and

WHEREAS, Santera is now a majority owned subsidiary of Tekelec, and Tekelec agreed to assume the responsibilities of Santera under the Agreement, pursuant to Amendment No. 2 to the Agreement dated December 31, 2003; and

WHEREAS, Customer and Tekelec now wish to amend the terms of the Agreement as hereinafter set forth (“Amendment No. 5”); and

WHEREAS, terms defined in the Agreement shall have the same meaning and affect when used in this Amendment No. 5.

NOW THEREFORE, Customer and Tekelec agree as follows:

1.	Exhibit B, Products, is amended by adding the following:

Tekelec’s Custom Extended Warranty Service (“CEWS”) is available for Customer’s two (2) T9000 Systems located in New York, New York and the one (1) T9000 system located in London, England during the period and at the pricing set forth below:

Period of CEWS Begins: April 1, 2005.

PRICE:

Location	2005 (4/1/05 –12/31/05)	2006	2007
NYC (S)	$112,500	$150,000	$150,000
NYC (T)	$0	$150,000	$150,000
London	$112,500	$150,000	$150,000
Annual Price	$225,000	$450,000	$450,000
Total CEWS Purchase Order Price			$1,125,000

Confidential Information

CEWS includes:

•	Product repair and return. Tekelec will replace (or repair) defective Products that have failed during normal use. Products will be replaced on a like for like basis and shipped within 7 calendar days upon return of the failed Product. In emergency situations, Products can be shipped within 24 hours upon notification.

•	Switching Components. In an emergency situation, and subject to mutual agreement between Tekelec’ Technical Service Center (“TSC”) and Customer, Tekelec will replace any failed or functionally degraded switch component in advance of receiving such failed or functionally degraded switch component from Customer. Customer will ship such failed or degraded component to Tekelec within 72 hours after installation of the replacement. If Teklelec does not receive the failed/degraded switch component from Customer within 30 days, Customer agrees to pay Tekelec for the replacement switch component at the then-current switch component Price.

•	MSC Replacement. In the event of a failure of a non-recoverable Multi-Service Controller (“MSC”) as mutually agreed between the TSC and Customer, Tekelec will deliver to Customer (in the United States or United Kingdom) an equivalently configured and tested replacement MSC within 24 hours and provide any requisite resources required for a successful installation of such replacement.

•	Technical Support Bulletin. Tekelec will prepare and provide Customer with a Technical Support Bulletin (“TSB”) upon the discovery of a new Product or Software problem that could cause the performance of Customer switches to materially degrade.

•	Method of Support. Tekelec will provide to Customer a Method of Procedure (“MOP”) for all Product upgrades and/or changes. The MOP should also include a procedure for removal of the original Product.

•	Priority access to the Technical Service Center 24 hours per day, 7 days per week, 365 days per year. Technical support is available by calling:

888-FOR-TKLC or 888-367-8552

•	On-site support. Critical System issues that cannot be resolved by remote means (as determined by Tekelec) will be resolved via on-site support. Additional on-site support requested, but not required, may be purchased separately.

•	Software Upgrades. Each generic Software release made available during the CEWS coverage period will be provided to Customer and includes:

•	Software release notes, which include the list of bug fixes both general and those that are specific to Customer’s applications.

•	Patch release notes, which include (i) the list of bug fixes both general and those that are specific to Customer’s applications, (ii) a determination if the problem was reproducible via Tekelec’s testing efforts, (iii) the details of Tekelec’s testing results and methods relating to Customer bug fixes, (iv) the associated de-installation procedure.

•	The MOP for software upgrades. The MOP should also include the associated de-installation procedure.

•	Written Post Mortem report will be provided to Customer by Tekelec within 72 hours of any critical CSR as defined by TL9000 or at the request from Customer.

Confidential Information

•	Base Software release package (patches, bug fixes, System upgrades and new base capabilities).

•	Enhancements for previously licensed features and application packages.

•	New features and new application packages are sold separately, unless Tekelec has agreed in writing to provide such features/applications at no additional charge.

CEWS Invoicing: CEWS will be billed to Customer on an annual basis, 30 days in advance of CEWS being provided, except that CEWS for the 2005 period will be invoiced on “The Period CEWS Begins” as described on page 1 of this Amendment No. 5.

2.	All other terms of the Agreement remain unchanged.

IN WITNESS WHEREOF, Customer and Tekelec have caused this Amendment No. 5 to be signed by their duly authorized representatives as of the date first set forth above.

Arbinet-thexchange, Inc.	Tekelec

/s/ Peter P. Sach	/s/ T. Hosek
Signature	Signature

Peter P. Sach	T. Hosek
Typed or Printed Name	Typed or Printed Name

CIO & SVP Operations	Pres / GM Switching
Title	Title

Confidential Information

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